EXHIBIT 10.3

AMERICAN EXPRESS COMPANY
AMERICAN EXPRESS NATIONAL BANK

DEFERRED COMPENSATION PLAN FOR DIRECTORS AND ADVISORS
(As amended and restated effective April 1, 2018)
Section 1.  Effective Date
The original effective date of this Deferred Compensation Plan for Directors and Advisors (this "Plan") was October 1, 1973.  This Plan was most recently amended and restated on March 23, 2015, with effect as of January 1, 2015.  This Plan is further amended and restated as provided herein effective April 1, 2018.
Section 2.  Eligibility
Any Director of or Advisor to the Board of Directors of American Express Company (the "Company") and/or any Director of American Express National Bank ("AENB," successor by conversion and merger to American Express Centurion Bank and American Express Bank, FSB) (hereinafter a "Director" or an "Advisor") who is not an officer or employee of the Company, AENB or a subsidiary thereof is eligible to participate in this Plan.  All deferral and related elections in effect under this Plan prior to the date hereof on behalf of any Director of or Advisor to the Company and any Director of American Express Centurion Bank and American Express Bank, FSB eligible to participate in this Plan shall continue to apply until such elections are revoked or revised.
Section 3.  Administration
The Nominating and Governance Committee (the "Committee") of the Board of Directors shall administer this Plan.  The Committee shall have all the powers necessary to administer this Plan, including the right to interpret the provisions of this Plan and to establish rules and prescribe any forms for the administration of this Plan.  The Committee may delegate its authority under this Plan to the Company's Corporate Secretary (the "Administrator") to take administrative and other specified actions, subject to such terms and limitations as the Committee may impose.
Section 4.  Deferral Elections
A Director may elect for any calendar year to defer receipt of 50% or 100% of the compensation payable to the Director for service as a Director or Advisor of the Company and AENB, and including service on Committees of the Boards of Directors thereof.
A deferral election with respect to the compensation earned in a particular calendar year shall be made no later than the end of the preceding calendar year; provided, however, to the extent permissible under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the treasury regulations and other official guidance issued thereunder (collectively, "Section 409A"), a Director who is newly elected to the Board of Directors during a calendar year may make an irrevocable deferral election within thirty (30) days after his or her election to the Board of Directors, which irrevocable deferral election shall only apply to the

Director's compensation earned after the date such deferral election became irrevocable.  To the extent permissible under Section 409A, the Administrator may permit an individual who has been nominated for election to the Board of Directors of the Company or AENB to make his or her irrevocable deferral election before the date of the individual's election to such Board of Directors, in which case the election would apply to the Director's compensation earned on and after the date on which the individual is elected to such Board of Directors.
Unless the Administrator provides otherwise prior to the start of a subsequent calendar year, a Director's deferral election for a calendar year shall apply to each subsequent calendar year thereafter unless and until the Director revokes or changes his or her deferral election prior to the subsequent calendar year.
Section 5.  Director Class Year Accounts
Compensation deferred by a Director will be credited to bookkeeping accounts established under this Plan.  The compensation deferred by a Director attributable to calendar years prior to 2015 shall be credited to one account, and the compensation deferred by a Director for calendar year 2015 and each calendar year thereafter shall be credited to separate accounts for each such calendar year.  For purposes of this Plan, the account established for the compensation deferred by a Director attributable to calendar years prior to 2015 shall be referred to as the Director's "Pre-2015 Class Year Account" and the account established for the compensation deferred by a Director attributable to calendar year 2015 and each calendar year thereafter shall be referred to as the Director's "Class Year Account" for the respective calendar year (e.g., the account established for the compensation deferred by a Director attributable to calendar year 2015 shall be referred to as the Director's "2015 Class Year Account" and the account established for the compensation deferred by a Director attributable to calendar year 2016 shall be referred to as the Director's "2016 Class Year Account").  And for purposes of this Plan, the Pre-2015 Class Year Account and each Class Year Account of a Director for a calendar year may be referred to individually as a "Class Year Account," and collectively as the "Class Year Accounts" of the Director.
The compensation deferred by a Director will be credited to his or her accounts effective as of the last day of the calendar quarter to which such compensation relates, except that in the event of the first occurrence of a Payment Event Date (as defined in Section 10(a) below) during a calendar quarter for which the Director has deferred all or a portion of his or her compensation, any compensation deferred by the Director for the calendar quarter in which such Payment Event Date occurs will be credited to the Director's account effective as of such Payment Event Date.
Section 6.  Investment Options
Amounts held in a Director's Class Year Accounts will be credited and debited with earnings and losses based on the hypothetical investment options made available by the Company (the "Investment Options").  Unless the Committee provides otherwise, the available Investment Options for a Director's Class Year Accounts shall be an option with credits based on a rate linked to 120% of the applicable federal rate (the "AFR-Based Option") and an option linked to the performance of the Company's common stock, par value $0.20 per share (the "Share Equivalent Option"), each as more completely described below.
At the time that a Director makes an election to defer receipt of his or her compensation for a calendar year pursuant to Section 4, the Director may choose to have the amounts credited to the Class Year Account for that calendar year allocated in one of the following ways:  (i) 100% to the AFR-Based Option; (ii) 100% to the Share Equivalent Option; or (iii) 50% to the AFR-Based Option and 50% to the Share Equivalent Option, or among the Investment Options available for such Class Year Account in such proportions as allowed by the Committee for such calendar year.

Unless the Administrator provides otherwise prior to the start of a subsequent calendar year, a Director's Investment Options election for a calendar year shall apply to each subsequent calendar year thereafter unless and until the Director changes his or her Investment Options election prior to such subsequent calendar year.
 (a) AFR-Based Option
(A)
Amounts for which a Director has chosen the AFR-Based Option shall be credited with interest at a rate equal to 120% of the applicable federal long-term rate for December of the preceding calendar year, as prescribed under Section 1274(d) of the Code (the "AFR") (e.g., amounts that are credited during 2016 shall be credited at a rate equal to the AFR for December 2015).  Interest credited pursuant to this Section 6(a) shall be compounded daily, or on such other frequency specified by the Administrator for such purpose from time to time.

(B)
For purposes of Section 10 below, the amounts for which a Director has elected the AFR-Based Option that are payable to a Director on a Payment Event Date will be valued by crediting such amounts with the AFR through the applicable Payment Event Date.

 (b) Share Equivalent Option
(A)
Amounts for which a Director has chosen the Share Equivalent Option will be converted hypothetically into a number of units equivalent to a number of shares of the Company's common stock, par value $0.20 per share ("SEUs"), determined by dividing the amount of deferred compensation in each calendar quarter for which the Director has chosen the Share Equivalent Option, by the average of the closing prices of the Company's common stock, par value $0.20 per share (the "Common Stock"), for the last ten (10) trading days of such calendar quarter; provided, however, in the event of an occurrence of a Payment Event Date during a calendar quarter, the amounts of the compensation deferred by the Director for the calendar quarter in which the Payment Event Date occurs will be converted hypothetically into a number of SEUs determined by dividing such amount for which the Director has chosen the Share Equivalent Option, by the average of the closing prices of the Common Stock for the ten (10) trading days immediately preceding such Payment Event Date.

(B)
On the date on which the Company pays a dividend on the Common Stock, dividend equivalents in the form of additional SEUs will be credited to a Director's Class Year Accounts for the number of SEUs equal to (i) the per-share cash dividend, divided by the closing price of the Common Stock on the dividend payment date, multiplied by (ii) the number of SEUs credited to each such Class Year Account on the dividend payment date.

(C)
In the event of any change in the outstanding Common Stock by reasons of any stock split, stock dividend, split up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to the shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number of SEUs credited to a Director's Class Year Accounts shall be automatically adjusted on the same basis so that the proportionate interest of the Director shall be maintained as before the occurrence of such event.

(D)
For purposes of Section 10 below, the SEUs payable to a Director on a Payment Event Date will be valued by multiplying the applicable number of SEUs payable by the average of the closing prices of the Common Stock for the ten (10) trading days immediately preceding the applicable Payment Event Date.

The Administrator may in his or her discretion allow a Director to change the Investment Options for an existing Class Year Account at any time after such Director's separation from service, pursuant to such rules and restrictions as the Administrator may prescribe.
Section 7.  Credits to Class Year SEU Award Accounts for SEU Plan Awards
A number of SEUs equal to the number of Share Equivalent Units, if any, awarded to a Director during a calendar year under the American Express Company 2003 Share Equivalent Unit Plan for Directors, as amended and restated from time to time (the "SEU Plan") for calendar year 2015 and subsequent calendar years, will be credited to a bookkeeping account established under this Plan for such Director for that calendar year.  A Director's SEUs attributable to awards of Share Equivalent Units under the SEU Plan for calendar year 2015 and each calendar year thereafter shall be credited to separate accounts for each such calendar year, and such separate account shall be referred to as the Director's "Class Year SEU Award Account" for the respective calendar year (e.g., the account established for the Director's SEUs attributable to awards of Share Equivalent Units under the SEU Plan for 2015 shall be referred to as the Director's "2015 Class Year SEU Award Account" and the account established for the Director's SEUs attributable to awards of Share Equivalent Units under the SEU Plan for calendar year 2016 shall be referred to as the Director's "2016 Class Year SEU Award Account").  And for purposes of this Plan, each Class Year SEU Award Account of a Director for a calendar year may be referred to individually as a "Class Year SEU Award Account," and collectively as the "Class Year SEU Award Accounts" of the Director.
If a Director has a Pre-2015 Class Year Account for the compensation deferred by the Director attributable to calendar years prior to 2015, then the Director's SEUs attributable to awards of Share Equivalent Units under the SEU Plan for calendar years prior to 2015 shall be credited to such existing Pre-2015 Class Year Account and treated as SEUs under the Share Equivalent Option, and adjusted and paid accordingly.  If a Director does not have a Pre-2015 Class Year Account for the compensation deferred by the Director attributable to calendar years prior to 2015, then the Director's SEUs attributable to awards of Share Equivalent Units under the SEU Plan for calendar years prior to 2015 shall be credited to a new Pre-2015 Class Year Account and treated as SEUs under the Share Equivalent Option.
The SEUs to be credited pursuant to this Section 7 for calendar year 2015 and each calendar year thereafter shall be credited to a Class Year SEU Award Account for such calendar year at the time specified by the SEU Plan, and thereafter, shall be adjusted, valued and paid in the same manner as the SEUs credited to a Class Year Account under the Share Equivalent Option.
The Administrator may in his or her discretion allow a Director to change the Investment Options for an existing Class Year SEU Award Account at any time after such Director's separation from service, pursuant to such rules and restrictions as the Administrator may prescribe.

Section 8.  Payment Elections
(a)
A Director who is newly elected to the Board of Directors of the Company or AENB may make an irrevocable payment election, which will be applicable to the Director's Class Year Account and Class Year SEU Award Account for the calendar year in which the individual is elected to such Board of Directors, as to the time and form of payment of such Class Year Account and Class Year SEU Award Account as follows:

(A)	Time of Payment. Either:
(i)	upon the Director's separation from service; or
(ii)	on a specified anniversary following the Director's separation from service, but not later than the tenth (10th) anniversary thereafter.
(B)	Form of Payment. In cash, in either:
(i)	a lump sum; or
(ii)	a specified number of annual installments (not to exceed ten (10)).
To the extent permissible under Section 409A, a Director who is newly elected to the Board of Directors of the Company or AENB shall make the payment election provided by this Section 8(a) for his or her Class Year Account and Class Year SEU Award Account for the year in which the individual is elected to such Board of Directors, within thirty (30) days after his or her election to such Board of Directors (or to the extent permissible under Section 409A, the Administrator may permit an individual who has been nominated for election to the Board of Directors of the Company or AENB during a calendar year to make his or her irrevocable election before the date of the individual's election to such Board of Directors, applicable if the individual is so elected to such Board of Directors).
If a Director does not make a payment election under this Section 8(a) for his or her Class Year Account and Class Year SEU Award Account within the time permitted, or a Director is not permitted by Section 409A to make a payment election under this Section 8(a) for such accounts, then the Director will be deemed to have elected to receive such accounts in a lump sum upon such Director's separation from service.
The payment election (or default payment election) under this Section 8(a) for a calendar year shall apply to both a Director's Class Year Account and Class Year SEU Award Account for such calendar year.
(b)
For each subsequent calendar year following the calendar year in which a Director is first elected to the Board of Directors, the Director may make an irrevocable payment election, which will be applicable to the Director's Class Year Account and Class Year SEU Award Account for such subsequent calendar year, specifying the time and form of payment of such Class Year Account and Class Year SEU Award Account from the options described in Sections 8(a)(A) and (B) above.

A Director shall make the payment election provided by this Section 8(b) for his or her Class Year Account and Class Year SEU Award Account for a subsequent calendar year no later than the end of the preceding calendar year.
Unless the Administrator provides otherwise prior to the start of a subsequent calendar year, a Director's actual (or default) payment election for his or her Class Year Account and Class Year SEU Award Account for a calendar year shall apply to his or her Class Year Account and Class Year SEU Award Account for each subsequent calendar year thereafter unless and until the Director makes a new payment election under this Section 8(b) for such Class Year Account and Class Year SEU Award Account prior to the subsequent calendar year.
The payment election (or default payment election) under this Section 8(b) for a subsequent calendar year shall apply to both a Director's Class Year Account and Class Year SEU Award Account for such subsequent calendar year.
(c)
A Director may change an existing (or default) payment election in effect for a Class Year Account and Class Year SEU Award Account for a calendar year by making a subsequent payment election, provided that such subsequent payment election:

(A)	does not take effect for twelve (12) months following the date such subsequent election becomes effective;
(B)
specifies a new permissible payment date (or a new permissible payment commencement date in the case of annual installment payments) that is no sooner than five years after the original payment date (or the original payment commencement date in the case of installment payments); and

(C)	the new payment date (or a new payment commencement date in the case of annual installment payments) is no later than the tenth (10th) anniversary of the Director's separation from service.
Any change to a Director's existing payment election (or default payment election) for a calendar year shall apply to both his or her Class Year Account and Class Year SEU Award Account for such calendar year.
(d)
Upon a Director's separation from service, the Director's payment election in effect on such date for each of the Director's Class Year Accounts and Class Year SEU Award Accounts shall govern the time and form of the payment of each Class Year Account and Class Year SEU Award Account, respectively, for purposes of Section 10 below.

Section 9.  Death Prior to Receipt
In the event that a Director dies prior to receipt of any or all of the amounts payable to him or her pursuant to this Plan, except as otherwise provided by this Section 9, any amounts that are then credited to the Director's Class Year Accounts and Class Year SEU Award Accounts shall be paid to the legal representative of the Director's estate pursuant to Section 10 below.

The Administrator may allow Directors to designate a beneficiary or beneficiaries to receive payment of their respective Class Year Accounts and Class Year SEU Award Accounts in the event of the Director's death, and to prescribe the terms of and procedures for any such beneficiary designations.  In the event that the Administrator allows Directors to make such beneficiary designations, then in the event of the death of a Director with a valid beneficiary election in place at that time, amounts that are then credited to such deceased Director's Class Year Accounts and Class Year SEU Award Accounts shall be paid to the designated beneficiary or beneficiaries of the deceased Director pursuant to and in accordance with the terms of such valid beneficiary designation (instead of to the legal representative of the Director's estate).  Any payments under this Section 9 shall be paid in a lump sum.
Section 10. Time and Amount of Payment
(a)
Time of Payment.  A Director's Class Year Accounts and Class Year SEU Award Accounts will each be paid (or commence to be paid in the case of installment payments) on the Payment Event Date applicable to and in effect for such Class Year Account or Class Year SEU Award Account, as elected by the Director or otherwise provided by this Plan.

With respect to each Class Year Account and Class Year SEU Award Account, "Payment Event Date" shall mean the date of the Director's separation from service or the specified anniversary following the Director's separation from service no later than the tenth (10th) anniversary thereof, whichever is applicable to such Class Year Account or Class Year SEU Award Account pursuant to Section 8 (including Section 8(c)), or if earlier, the date of the Director's death as provided by Section 9.
Payment of a Class Year Account or Class Year SEU Award Account shall be made in a lump sum or a specified number of installments, which is applicable to such Class Year Account or Class Year SEU Award Account pursuant to Section 8 (including Section 8(c)), or if payment is made as a result of the death of a Director, in a lump sum as provided by Section 9.
In the case of a Class Year Account or Class Year SEU Award Account payable in installment payments, each anniversary of the initial Payment Event Date for such Class Year Account or Class Year SEU Award Account will also be treated as a Payment Event Date.
A payment to be made on a given Payment Event Date will be made or commenced as soon as administratively practicable following the Payment Event Date, but no later than 90 days thereafter (or such later date permitted by Section 409A).
(b)
Amount of Payment.  The amount to be paid for a Class Year Account or Class Year SEU Award Account on a Payment Event Date will be calculated as of the applicable Payment Event Date pursuant to Section 6 above through such applicable Payment Event Date.  No interest, dividend equivalents or other earnings will be credited on amounts payable on a given Payment Event Date between such applicable Payment Event Date and the actual date on which such payment is made to or received by the Director.

If the Director elects to receive payment of a Class Year Account or a Class Year SEU Award Account in a specified number of annual installments, each installment will be paid proportionally, based on the number of remaining installment payments and the balance of the Class Year Account or Class Year SEU Award Account, as applicable, including the related earnings and losses credited and debited to such Class Year Account or Class Year SEU Award Account pursuant to Section 6 and this Section 10.  (As an example, if a Director chooses to have an account paid in four annual installments, the payment for the first year shall be 1/4 of the value of the account; the payment for the second year shall be 1/3 of the value of the account; the payment for the third year shall be 1/2 of the value of the account; and the payment for the fourth year shall be 1/1 of the value of the account.)

In the case of a Class Year Account or Class Year SEU Award Account payable in installment payments, the Class Year Account or Class Year SEU Award Account, as applicable, shall be valued as of the Payment Event Date for each installment.
Section 11.  Director's Rights Unsecured
The right of any Director to receive future payments under the provisions of this Plan shall be an unsecured, contractual claim against the general assets of the Company.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any segregation of assets for the payment of any amounts under this Plan.
Participants may not sell, transfer, assign, pledge, levy, attach, encumber or alienate any amounts payable under this Plan.
Section 12.  Statement of Account
The Company will provide or make available to each Director a statement of account that will confirm the Director's Class Year Account and Class Year SEU Award Account balance(s) as of the end of the preceding quarter, or on such more frequent basis as determined by the Administrator.  The Administrator may provide for such statement of accounts to be in writing (including electronic format) or by means of access to such information in electronic format.
Section 13.  Amendment
This Plan may be amended at any time and from time to time by the Board of Directors of the Company; provided, however, that the Board of Directors may not adopt any amendment that would (a) materially and adversely affect any right of or benefit to any Director with respect to any of the benefits theretofore credited without such Director's written consent, or (b) result in a violation of Section 409A.  Any amendment to this Plan that would cause a violation of Section 409A shall be null and void and of no effect.
Section 14.  Termination
This Plan shall terminate upon the adoption of a resolution of the Board of Directors terminating this Plan.  The termination of this Plan shall not affect the distribution of the Class Year Accounts and Class Year SEU Award Accounts maintained under this Plan, and the balances of each Class Year Account and Class Year SEU Award Account shall continue to become due and payable in accordance with the provisions of this Plan in effect immediately prior to the termination of this Plan and each Director's payment election (or default payment election) applicable to such Class Year Account and Class Year SEU Award Account; provided, however, if the Board of Directors so chooses, notwithstanding any other provision in this Plan, the payment of all Class Year Accounts and Class Year SEU Award Accounts may be accelerated upon the termination of this Plan to the extent permissible under and in accordance with Section 1.409A-3(j)(4)(ix) of the treasury regulations.

Section 15.  Section 409A
This Plan and the benefits provided thereunder, including SEUs credited pursuant to Section 7, are intended to comply with the requirements of Section 409A, and this Plan, and with respect to SEUs credited pursuant to Section 7, together with the SEU Plan, shall be administered and interpreted consistent with such intention and the American Express Section 409A Compliance Policy.
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